UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)  June 24, 1997
                                                       ----------------


                   Commission file number    0-28080
                                            ---------


                            UNITED FINANCIAL CORP.
                         ---------------------------
            (Exact name of registrant as specified in its charter)


                MINNESOTA                             81-0507591
               -----------                           ------------
      (State or other jurisdiction of          (I.R.S. Employer ID No.)
       incorporation or organization)


      P.O. Box 2509; 601 First Avenue North, Great Falls, Montana   59403
      -------------------------------------------------------------------
      (Address of principal executive offices)                 (Zip Code)


                                (406) 761-2200
                               ----------------
             (Registrant's telephone number, including area code)


                                Not applicable
                               ----------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

On June 24, 1997, United Financial Corp. (NASDAQ:UBMT) and Heritage Bancorporation issued a joint press release which announced the signing of a letter of intent to merge the two Great Falls, Montana-based financial institutions. For additional information, reference is made to such press release which is included as an exhibit hereto and hereby incorporated herein by reference.

Item 7.  Financial Statement and Exhibits

(a) Not applicable
(b) News Release, dated June 24, 1997 (EX-99)
(c) Not applicable

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

                                 UNITED FINANCIAL CORP.



Date     July 1, 1997            /s/ Bruce K. Weldele
     ------------------------    -----------------------------------------
                                 Bruce K. Weldele
                                 President, CEO and
                                 Chairman of the Board of Directors






Date     July 1, 1997            /s/ G. Brent Marvosh
     ------------------------    -----------------------------------------
                                 G. Brent Marvosh, CPA
                                 Vice President, Finance/Treasurer
                                 (Principal Finance and Accounting Officer)

EX-99                             NEWS RELEASE


FOR RELEASE JUNE 24, 1997 7:00 am E.T.      Contact: Bruce K. Weldele
--------------------------------------        United Financial Corp.
                                              (406) 761-2200

                                              Kevin Clark
                                              Heritage Bank
                                              (406) 727-6106

                          UNITED FINANCIAL CORP. AND
                           HERITAGE BANCORPORATION
                                ANNOUNCE MERGER
                                 June 24, 1997

   GREAT FALLS, MT - United Financial Corp. (NASDAQ:UBMT) and Heritage Bancorporation today announced the signing of a letter of intent to merge the two Great Falls, Montana-based financial institutions. United Financial Corp. is the parent company of United Savings Bank, a federally chartered savings bank with $108 million in assets. Heritage Bancorporation is the parent company of Heritage Bank, FSB, a federally chartered savings bank with $69 million in assets.

   The combination of United and Heritage will create a banking institution with approximately $177 million in assets, $81 million in loans, $137 million in deposits and $29 million in shareholders equity. The merger will enhance both banks' positions within their existing markets, increase the diversification of their loan portfolios, expand their deposit bases, and bring together a talented team of commercial banking professionals. In addition, the combined institution will have a strong capital base to proceed with expansion and growth strategies in the future.

   "We believe that this merger will be mutually beneficial to the customers, shareholders and employees of both institutions," commented Bruce K. Weldele, United's Chairman, President and Chief Executive Officer. "We are excited to join with an institution with such an impressive track record of growth and financial performance. This merger will create a substantial community bank, and will establish an excellent foundation for future growth. The merger will be immediately accretive to United's earnings per share, without factoring in any expected revenue enhancements or efficiency savings."

   Heritage Bank President Kevin Clark commented, "This is a merger that will allow two quality financial institutions to enhance customer service, expand product offerings to customers, and create value for employees and shareholders going forward. The banks strongly complement each other, and I look forward to the prospects of growing the combined institution."

Terms of the Merger
------------------

   Under the terms of the letter of intent, United and Heritage will merge in a tax free reorganization pursuant to which United shareholders will own 72% of the combined entity and Heritage shareholders will own 28% of the combined entity. Based upon Monday's market price of United stock, the combined entity would have a market value of approximately $33 million. The parties have agreed that the bank holding company which results from the merger will be called United Financial Corp. and the resulting bank will be called Heritage Bank.

   The merger has been approved by the Boards of Directors of both companies with the effective date expected to be in the fourth quarter of 1997, pending the exercise of due diligence, regulatory approval and a favorable vote by shareholders.